Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Voting Common Stock, par value $0.0001 per share, of Jasper Therapeutics, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: September 23, 2025

Velan Capital Master Fund LP

By:	Velan Capital Holdings LLC General Partner

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Holdings LLC

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Horizon Fund LP

By:	Velan Horizon GP LLC General Partner

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Horizon GP LLC

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Investment Management LP

By:	Velan Capital Management LLC General Partner

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Velan Capital Management LLC

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Avego Healthcare Capital, L.P.

By:	Avego Healthcare Capital Holdings, LLC General Partner

By:	/s/ Balaji Venkataraman
	Name:	Balaji Venkataraman
	Title:	Managing Member

Avego Healthcare Capital Holdings, LLC

By:	/s/ Balaji Venkataraman
	Name:	Balaji Venkataraman
	Title:	Managing Member

Avego Management, LLC

By:	/s/ Balaji Venkataraman
	Name:	Balaji Venkataraman
	Title:	Managing Member

/s/ Adam Morgan
Adam Morgan

/s/ Balaji Venkataraman
Balaji Venkataraman

/s/ Vishal Kapoor
Vishal Kapoor